                                                                    Exhibit 99.1

[LOGO] ACETO

                              FOR IMMEDIATE RELEASE
         ACETO CORPORATION REPORTS RECORD FOURTH QUARTER AND FISCAL 2004
                     SALES, GROSS PROFIT, NET INCOME AND EPS

             FOURTH QUARTER NET INCOME UP 36% ON 12% SALES INCREASE

LAKE SUCCESS, NY - September 10, 2004 - Aceto Corporation (Nasdaq:ACET), a global distributor of chemically-derived pharmaceuticals, biopharmaceuticals, specialty chemicals and agrochemicals, today announced record results of operations for the fourth quarter and fiscal year ended June 30, 2004.

FOURTH QUARTER FINANCIAL HIGHLIGHTS - versus fiscal 2003 fourth quarter
     o    Net sales grew 12% to $76.5 million.
     o    Gross profit margin increased to 17.1% from 16.2%.
     o    Operating income rose 28% to $3.3 million.
     o Net income was up 36% to $3.3 million, or $0.20 per diluted share, from $2.4 million or $0.15 per diluted share.

FISCAL YEAR FINANCIAL HIGHLIGHTS - versus fiscal 2003
     o    Net sales rose 10% to $297.7 million.
     o    Gross profit margin increased to 17.8% from 16.4%.
     o    Operating income was up 24% to $16.0 million.
     o Income, before the cumulative effect of a non-cash accounting change of $1.9 million last year, grew 38% to $13.1 million or $0.81 per diluted share, from $9.5 million or $0.62 per diluted share.

Leonard S. Schwartz, Chairman, CEO and President of Aceto, stated, "2004 was Aceto's best year in the Company's history, with sales, gross profit, net income and EPS all reaching record levels. Our three main business segments - Health Sciences, Chemicals & Colorants, and Agrochemicals - all performed well, posting growth in sales and gross profit margins over fiscal 2003 levels. Additionally, fiscal 2004 represented a period of significant corporate developments, including a strategic acquisition that enhanced our earnings, a joint venture, and expansion into new segments and geographic markets, as highlighted below:

     o We acquired Pharma Waldhof, a distributor of biopharmaceuticals, from Roche. The acquisition, which was immediately accretive to Aceto's earnings, enabled us to enter the biopharmaceuticals market. Our biopharmaceutical business is included within our Health Sciences segment. Additionally, we are engaged in development activities to enter the emerging generic biopharmaceuticals segment.

     o In line with our plan to expand our Agrochemicals segment, we formed a joint venture with Nufarm Limited to capitalize on the imminent shift in the agrochemical supply channels. The joint venture acquired the EPA labels for the herbicide Butoxone(R) and began marketing the product, which has contributed to the strong performance of our Agrochemicals segment.

     o We opened an office in Poland through which we are working with pharmaceutical manufacturers in the ten countries that recently joined the EU, supplying them with EU-approved active pharmaceutical ingredients (APIs). We have begun to generate sales through this initiative.

Douglas Roth, CFO of Aceto added, "Also during fiscal 2004, we further strengthened our financial position, which continues to provide a solid foundation for Aceto's growth. At year-end, the Company had cash of $32.3 million and zero debt, as we paid off our remaining outstanding short-term debt of $1.3 million during the fourth quarter. Our working capital increased to $84.1 million, and our shareholders' equity increased to $100.3 million, a milestone for Aceto."

Mr. Roth further stated, "Our results were positively impacted by a reduced effective tax rate of 24.4% for fiscal 2004, down from last year's rate of 29.2%. This reduction was driven by strong earnings contribution from our subsidiaries located in low tax jurisdictions. We expect this trend to continue."

Mr. Schwartz continued, "For fiscal 2005, we are focused on organic growth in each of our main business segments, namely, launching new APIs and nutritionals in our Health Sciences segment, expanding worldwide sales in our Chemicals & Colorants group, and further developing our Agrochemicals segment by acquiring additional new products for distribution and intellectual property. In addition, we are continuing to strengthen our sourcing operations in China and India, which is the backbone of our business.

"We are also pursuing the following new endeavors:

     o We are moving forward with the market development of products for the emerging generic biopharmaceutical industry. In this regard, we expect to generate initial commercial sales in the next 18 months based on certain regulatory pathways already in place.

     o Another area of potential growth for Aceto is organic color pigments, one of the fastest growing segments of the chemical industry due to the increasing use of color in newspapers and magazines. We have been conducting market development in this area for over a year, and have begun to record commercial sales.

     o Additionally, the Company has developed a patent-pending product that abates odors emitted from landfills, which is an important environmental, health and safety issue. Initial feedback from the market has been very positive, and one major landfill operator plans to commence a full-scale test shortly."

Mr. Schwartz concluded, "These endeavors I highlighted are made possible by our extremely talented global management team of 26 who average 18 years with Aceto, as well as our highly skilled staff. We remain enthusiastic about the Company's prospects based on the growth initiatives we have in place, and our success in executing on our plans to date. In terms of financial guidance, we expect to earn $0.21 - 0.24 per diluted share in the first quarter of fiscal 2005. We look forward to updating you with our continued progress."

CONFERENCE CALL
Leonard S. Schwartz, Chairman, CEO, and President, and Douglas Roth, CFO, will conduct a conference call at 10:00 a.m. ET on Friday, September 10, 2004. Interested parties may participate in the call by dialing 800-458-2805 (913-905-3155 for international callers) - please call in 10 minutes before the call is scheduled to begin. The conference call will also be broadcast live over the Internet via the Investor Relations section (Conference Calls) of the Company's website. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived on the Company's website, and a recorded phone replay of the call will be available from 12:00 noon ET on Friday, September 10, 2004 until 5:00 p.m. ET on Monday, September 13, 2004. Dial 888-203-1112 (719-457-0820 for international callers) and enter the code 824883 for the phone replay.

ABOUT ACETO
Aceto Corporation, which was incorporated in 1947, is a global leader in the distribution and marketing of biopharmaceuticals, chemically-derived pharmaceuticals, specialty chemicals and agrochemicals used principally as raw materials in the agricultural, color, pharmaceutical, surface coating/ink and general chemical consuming industries. With offices in ten countries, Aceto Corporation distributes over 1,000 chemicals in these and other fields.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward looking statements contained in this press release include, but are not limited to, developing products for the generic biopharmaceuticals segment, expectation of sales in the next 18 months in the generic biopharmaceuticals segment, the development and testing of a landfill odor product, and the earnings guidance for the Company's first quarter of fiscal 2005. All forward-looking statements in this press release are made as of the date hereof, and the Company assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, risk of entering into new European markets, continued successful integration of acquisitions, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available at WWW.SEC.GOV.


CONTACT:                                     -OR-        INVESTOR RELATIONS
COUNSEL:
Aceto Corporation                                        The Equity Group Inc.
Leonard S. Schwartz, Chairman/CEO                        Loren G. Mortman
Douglas Roth, CFO                                        (212) 836-9604,
                                                         LMORTMAN@EQUITYNY.COM
(516) 627-6000                                           Lauren Barbera
WWW.ACETO.COM                                            (212) 836-9610,
                                                         LBARBERA@EQUITYNY.COM
                                                         WWW.THEEQUITYGROUP.COM

                                                   Aceto Corp.
                                        Consolidated Statements of Income
                                     (In thousands except per share amounts)


                                                    Fourth Quarter Ended                 Fiscal Year Ended
                                                          June 30,                            June 30,
                                                    2004            2003                2004             2003
                                                  -------------------------          ---------------------------
Net sales                                         $ 76,489        $ 68,060           $ 297,718         $271,276

Cost of sales                                       63,429          57,009             244,800          226,770
                                                  ---------       ---------          ---------         ---------

Gross profit                                        13,060          11,051              52,918           44,506
Gross profit %                                      17.07%          16.24%              17.77%           16.41%

Selling, general and
  administrative expenses                            9,712           8,430              36,874           31,569
                                                  ---------       ---------          ---------         ---------

Operating income                                     3,348           2,621              16,044           12,937

Other income net of
  interest expense                                     215             426               1,233              429
                                                  ---------       ---------          ---------         ---------

Income before income taxes and cumulative
  effect of accounting change                        3,563           3,047              17,277           13,366

Provision for income taxes                             288             641               4,210            3,898
                                                  ---------       ---------          ---------         ---------

Income before cumulative effect of
  accounting change                                  3,275           2,406              13,067            9,468


Cumulative effect of accounting change (1)               -               -                   -            1,873
                                                  ---------       ---------          ---------         ---------

Net Income                                         $ 3,275         $ 2,406            $ 13,067          $ 7,595
                                                  =========       =========          =========         =========

Basic income per common share (2):
  Before accounting change                         $  0.20         $  0.16            $   0.83          $  0.64
  Cumulative effect of accounting change           $     -         $     -            $      -          $  0.13
                                                  ---------       ---------          ---------         ---------
  Net income                                       $  0.20         $  0.16            $   0.83          $  0.51

Diluted earnings per common share (2):
   Income before accounting change                 $  0.20         $  0.15            $   0.81          $  0.62
  Cumulative effect of accounting change           $     -         $     -            $      -          $  0.12
                                                  ---------       ---------          ---------         ---------
  Net income                                       $  0.20         $  0.15            $   0.81          $  0.50

Weighted average shares outstanding (2):
  Basic                                             15,987          15,100              15,799           14,864
  Diluted                                           16,361          15,680              16,202           15,175

(1) Goodwill impairment loss on a business in the industrial sanitary supply segment recognized as a cumulative effect of an accounting change in the first interim reporting period of fiscal 2003.

(2) The number of shares outstanding and the per share information have been adjusted for 3-for-2 stock dividends, paid January 2, 2004 and 2003.


                                  Aceto Corporation
                              Consolidated Balance Sheet
                         (in thousands except share amounts)


                                                   June 30, 2004     June 30, 2003
                                                  ---------------   ---------------
Assets
Current Assets:
  Cash and cash equivalents                       $       32,330    $       20,263
  Short-term investments                                     888               877
  Receivables:
    Trade, less allowance for doubtful
    accounts: 6/30/04 $1,033; 6/30/03 $939                53,084            43,704
   Other                                                   1,504             1,320
                                                  ---------------   ---------------
                                                          54,588            45,024

  Inventory                                               41,784            41,696
  Prepaid expenses and other current assets                1,165             1,015
  Income taxes receivable                                    606               939
  Deferred income tax benefit, net                         1,613               301
                                                  ---------------   ---------------

        Total current assets                             132,974           110,115


Long-term notes receivable                                   747             1,017

Property and equipment                                     7,044             6,282
Less accumulated depreciation and amortization             4,390             3,681
                                                  ---------------   ---------------
                                                           2,654             2,601


Goodwill                                                   3,179             7,783
Intangible assets,net                                      3,701               412
Deferred income tax benefit                                4,579             1,107
Other assets                                               1,863               484
                                                  ---------------   ---------------

Total Assets                                      $      149,697    $      123,519

Liabilities and Shareholders' Equity

Current liabilities:
  Drafts and acceptances payable                  $        4,610    $        1,315
  Short-term bank loans                                        -             3,286
  Accounts payable                                        23,174            17,372
  Notes payable - related party                            1,000                 -
  Accrued merchandise purchases                            8,118             4,048
  Accrued compensation                                     4,547             4,117
  Accrued environmental remediation                        1,326             1,550
  Other accrued expenses                                   6,070             7,262
                                                  ---------------   ---------------
         Total current liabilities                        48,845            38,950

Long-term liabilites                                         429
Minority interest                                            157                 -
                                                  ---------------   ---------------
          Total liabilities                               49,431            38,950

Shareholders' equity:
  Common stock, $.01 par value per share;                    176               176
    Authorized:6/30/04, 40,000,000; 6/30/03,
      20,000,000 shares
    Issued: 6/30/04 &  6/30/03: 17,570,579 shares;
  Outstanding: 6/30/04, 16,044,607; 6/30/03,
    15,564,070 shares
  Capital stock in excess of par                          57,191            57,047
  Retained earnings                                       56,490            46,142
  Accumulated other comprehensive income                   1,544             1,040
                                                  ---------------   ---------------
                                                         115,401           104,405
Less:
  cost of common shares held in treasury;
  6/30/04, 1,525,972; 6/30/03, 2,006,509 shares           15,135            19,836
                                                  ---------------   ---------------
       Total shareholders' equity                        100,266            84,569

Total liabilities and shareholders' equity        $      149,697    $      123,519